Exhibit 23.1

广州市珠江新城 珠江东路6号 广州周大福金融中心 14层、15层（07-12）单元 邮编：510623	14/F, 15/F(Unit 07-12), CTF Finance Centre, No.6,Zhujiang East Road, Zhujiang New Town,, Guangzhou 510623, China

大成 Salans FMC SNR Denton McKenna Long dentons.cn

November 2, 2022

To: ATIF Holdings Limited

Room 2803,

Dachong Business Centre, Dachong 1st Road,

Nanshan District, Shenzhen, China

Dear Sir or Madam,

We hereby consent to the reference of our name under the headings “Item 1. Business-Description of Our Business-PRC Regulations” “Item 1A. Risk Factors-Risks Relating to Doing Business in China” in the Company’s Annual Report on Form 10-K for the year ended July 31, 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of November, 2022. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Dentons (Guangzhou) LLP

Guangzhou, China

November 2, 2022